UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2012

Post Properties, Inc.

Post Apartment Homes, L.P.

(Exact name of registrant as specified in its charter)

Georgia

Georgia

(State or other jurisdiction of incorporation)

1-12080

0-28226

(Commission File Number)

58-1550675

58-2053632

(IRS Employer Identification Number)

4401 Northside Parkway, Suite 800, Atlanta, Georgia 30327

(Address of principal executive offices)

Registrant’s telephone number, including area code (404) 846-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 30, 2012, Post Properties, Inc. (the “Company”) held its annual meeting of shareholders. At the annual meeting, the Company’s shareholders (i) elected the nine directors nominated by the Board of Directors and listed below for a one-year term, (ii) voted to approve, on an advisory basis, executive compensation, and (iii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for 2012. The Company’s independent inspector of elections reported the vote of the shareholders as follows:

Proposal 1 - Election of Directors

Nominees	For	Withheld	Non-Votes
Robert C. Goddard, III	46,106,667	103,969	2,939,280
David P. Stockert	46,091,760	118,876	2,939,280
Herschel M. Bloom	45,703,190	507,446	2,939,280
Walter M. Deriso, Jr.	45,805,748	404,888	2,939,280
Russell R. French	45,701,861	508,775	2,939,280
Dale Anne Reiss	46,137,355	73,281	2,939,280
Stella F. Thayer	45,805,151	405,485	2,939,280
Ronald de Waal	46,050,193	160,443	2,939,280
Donald C. Wood	46,138,503	72,133	2,939,280

Proposal 2 - Advisory vote on executive compensation

For	Against	Abstain	Non-Votes
45,358,255	820,896	31,485	2,939,280

Proposal 3 - Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accountants for 2012

For	Against	Abstain
48,877,892	222,002	50,022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2012

POST PROPERTIES, INC.

By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2012

POST APARTMENT HOMES, L.P.

By:	POST GP HOLDINGS, INC.,
as General Partner

By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer